                      SECURITIES AND EXCHANGE COMMISSION


                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of report:  February 4, 1999
              Date of earliest event reported:  January 20, 1999


                                 CONNECT, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)



       000-20873                                          77-0431045
(Commission File No.)                          (IRS Employer Identification No.)


                               515 ELLIS STREET
                           MOUNTAIN VIEW, CA  94043
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (650) 254-4000


                  -------------------------------------------

ITEM 5.        OTHER EVENTS.

          Connect, Inc. (doing business as ConnectInc.com, the "Company") announced on January 22, 1999 that it had completed a financing that raised approximately $4.0 million through a private placement of its common stock. The Company announced that it had completed the sale of 1,538,462 shares of common stock at $2.60 per share, resulting in gross proceeds of approximately $4.0 million. The Company is obligated to file with the Securities and Exchange Commission as soon as practicable, a registration statement with respect to the resale of the privately placed shares.

          Further details of this transaction are contained in the Company's press releases dated January 20, 1999 and January 22, 1999, filed as Exhibits
99.1 and 99.2, respectively, and the Common Stock Purchase Agreement dated January 15, 1999, by and among the Company and the purchasers listed therein, filed as Exhibit 4.1, each of which is filed herein.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

          A.   None.

          B.   None.

          C.   EXHIBITS

               4.1 Common Stock Purchase Agreement dated as of January 15, 1999, by and among the Company and the purchasers listed therein.

               99.1    Press release dated January 20, 1999.

               99.2    Press release dated January 22, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CONNECT, INC.

Dated:  February 4, 1999                By:    /s/ Greigory Park
                                               --------------------------------
                                                Greigory Park
                                                Vice President of Finance
                                                and Chief Financial Officer